     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2002
                                             REGISTRATION NO.: _________________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
     ----------------------------------------------------------------------
                                    FORM SB-2
             Registration Statement under the Securities Act of 1933
    ------------------------------------------------------------------------

                               SPACE TELECOM, INC.
             (Exact Name of Registrant as Specified in its Charter)

               FLORIDA                                                     01-0710239
               -------                                                     -----------
   (State or Other Jurisdiction        (Primary Standard Industrial       (IRS Employer
of Incorporation or Organization)       Classification Code Number)    Identification Number)

   292 South County Road, Suite 109, Palm Beach, Florida 33480 (561) 659-9054
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             RICHARD P. GREENE, ESQ.
 2455 East Sunrise Boulevard, Suite 905, Ft. Lauderdale, Florida 33304 (954) 564-6616
 ------------------------------------------------------------------------------------
            (Name, address and telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

                                                    CALCULATION OF REGISTRATION FEE

--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Title of each class  of     Dollar                      Proposed maximum         Proposed maximum         Amount of
securities                  amount                      offering price           aggregate offering       registration
to be registered            to be Registered            per Share                price                    fee
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Common stock, par value
$.0001                      Maximum - 1,400,000         $2.50                    $3,500,000               $322.00
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
                            Minimum -      10,000       $2.50                    $    25,000
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Selling Stockholders        1,317,100                   $2.50                    $3,292,750               $302.93
--------------------------- --------------------------- ------------------------ ------------------------ ---------------
Total                                                                                                        $624.93(1)
--------------------------- --------------------------- ------------------------ ------------------------ ---------------

(1) This registration fee is calculated at $.000092 for the shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(o).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a), OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SECTION 8(a), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE
MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to completion, dated July 15, 2002

                             PRELIMINARY PROSPECTUS

                               SPACE TELECOM, INC.

         We are offering up to 1,400,000 shares of our common stock  and
1,317,100 are being registered for the benefit of the selling stockholders. Prior to this offering, there has been no public trading market for our securities.
The public offering price will be $2.50 per share. This offering will expire one year from the effective date of this prospectus. We must sell a minimum of
10,000 shares in order to receive proceeds from the Offering.

                              --------------------

         The common stock being offered involves a high degree of risk.
             See "Risk Factors" beginning on page 3 for a discussion
   of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.

                              --------------------

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed
     upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this preliminary prospectus is July 15, 2002

                                TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR  SECURITIES
        ACT LIABILITIES.......................................................22

DESCRIPTION OF BUSINESS.......................................................22

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS

FINANCIAL STATEMENTS  ..............................................F-1 thru F-5

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS  ON ACCOUNTING AND

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED  BY
REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY
STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE
INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN
THE DATE ON THE FRONT OF THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

ABOUT SPACE TELECOM, INC.

     We are a Florida corporation incorporated on December 10, 2001. We intend to design, build and operate state-of-the-art Internet Provider ("IP") backbone between the United States and the rest of the world with specific targeting to emerging market countries. Those networks will also allow us to provide in-bound and out-bound traffic between each point of our network, to provide convergent telecommunications solutions and to develop connectivity with the most remote areas of the third world countries. We intend to build five IP networks linking up to 19 countries to the US and interconnecting them to each other and the rest of the world. Our senior management and associates have experience in business and the telecommunications industry, with special emphasis in financial, technical and commercial fields and in the convergent telephony services.

     We intend to seek  licensing, registration or regulatory approval,  where applicable, from the Federal Communications Commissions (FCC) as well as the regulatory agencies in the target countries, to be determined.

     As of the  date of this Prospectus, we have  not yet commenced  business operations. We have very limited cash resources and are in need of substantial additional capital to execute our business plan. Upon completion of the
Offering, we intend to fund operations and begin to receive revenues. We anticipate that our revenue will be derived from a variety of sources, including, but not limited to:

        o   voice and fax traffic
        o   lease of Internet and satellite bandwidth
        o   lease of local loop bandwidth
        o   lease of submarine fiber optic bandwidth
        o   video conference service
        o   network security consulting
        o   Web hosting through third party subcontractor
        o   network design, build-out and management for other companies.

     We believe the bulk of revenue will come from the voice and faxes  inbound and outbound traffic, Internet bandwidth lease and satellite bandwidth lease.
Volumes will be significantly affected by the quality and by the availability of these services. (See "Business of the Company.")

     Our  executive  offices are located at 292 S County Road,  Suite 109,  Palm
Beach, Florida 33480 and our telephone number is (561) 659-9054.

ABOUT THE OFFERING

     We are  offering  our  shares  of common stock  at $2.50 per  share on a self-underwritten basis. At such time as the minimum offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein (see "Use of Proceeds.") In the event that the minimum amount of 10,000 shares is not sold by the end of the 12 month period commencing on the effective date of the registration statement (the
"Termination Date"), all funds shall be returned to the investors, without interest, within 10 days of the Termination Date.

     Affiliates of our Company may not purchase shares of our stock in order to achieve the minimum amount of our offering.

Common stock offered by Space Telecom              1,400,000 common shares

Termination Date                                   This Offering will begin upon
                                                   effectiveness and will terminate
                                                   whenever all of the shares are
                                                   sold, or 12 months after the
                                                   date of effectiveness, whichever
                                                   comes first.

Common stock offered by Selling Stockholders       1,317,100 common shares

Common stock outstanding prior to this offering    6,421,000 common shares

Common stock outstanding after this offering       7,821,000 common shares

                                  RISK FACTORS

     You should  carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing Space Telecom. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations or financial condition.

     If any of the following risks occur, our business financial condition or results of operations  could be  materially  harmed.  In such case,  the trading price of our common  stock could  decline,  and you may lose all or part of your investment.

     You could lose all of your investment if Space Telecom does not remain a going concern.

DEVELOPMENT STAGE COMPANY

     We were formed in 2001 and have yet to general any revenue.  There have not been operations since inception and we are in the process of raising capital and financing for our future operations. Therefore, we are subject to all the risks inherent in the establishment of this new operating venture, including the likelihood of operating losses.

     In  order to carry  out our  operating  plans,  we must  obtain  additional funding from outside sources. We are relying, in part, on the success of this offering in order to implement our plans to develop the Company. Presently, we are relying on our ability to raise the necessary capital through borrowing to fund the day-to-day operations. Due to our limited assets and resources, there can be no assurance that we will be successful in obtaining the necessary financing either from this offering or other sources including debt.

     You may be  unable to  effectively  evaluate  our  Company  for  investment purposes because we have a limited operating history. Since we were founded in
2001, we have focused on the development of improved Internet Provider networks which would link the U.S. and Europe to the African continent and some Asian countries. The networks would allow us to provide inbound and outbound telecommunications traffic. Our prospects for success must be considered in light of the risks and difficulties encountered by a company in its development stage.

LIMITED OPERATING HISTORY

     Since we have a limited operating history,  it is difficult to evaluate our business or our future prospects. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose their investment. To date, we have not earned any revenue from operations. Our historical financial information is of limited value in projecting our future operating results because of our lack of operating history and the emerging nature of our business model. We currently derive our revenue for day-to-day operations from investment dollars. The investment capital refers to private placement funds received from the sale of common stock. We plan to invest heavily in sales, marketing, advertising, infrastructure development, and applications development. As a result, we expect that we will continue to lose money through 2002. We may never achieve or sustain profitability.

LIABILITY

     We  intend  to  be engaged  in  the  build-out and installation   of
telecommunications equipment on the African continent and in some Asian countries. The potential for employee injury could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. We intend to carry a full range of appropriate liability and other insurance. There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a liability claim or other such claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on our business, financial condition and results of operation.

NO ASSURANCE OF A PUBLIC MARKET

     Our common stock is not presently traded on any established  market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. In addition, there are substantial restrictions on the sale or transfer of the common stock imposed by Federal and State securities laws. There are no assurances that holders will be able to sell their offering of the common stock or that sufficient shares will be sold to create a public market for the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT

     There can be no assurance that our offering will raise operating  capital for our initial 12 months of operations. Should the minimum amount of the offering be the only amount raised in the offering, we could not operate for our initial 12 months and amounts contributed by investors in reaching the minimum would not be returned to the investors. Failure by the Company to raise additional equity or debt financing would impair our operations and investors may lose the total amount of their investment.

SELLING SHAREHOLDER EFFECT ON MARKET

     When our selling  shareholders  sell their  respective  shares,  the market price of our stock could be potentially depressed and as a result you may not be able to sell your shares at the previously higher market price. Selling a large volume of shares in a short period of time will create downward pressure on the price of our common stock unless there is buying in the market. Without a balanced market in our stock, all of our shareholders are at risk of selling their shares at depressed prices, thus realizing a reduced gain, if any.

LIMITATIONS ON TRANSFERABILITY

     It is unlikely that investors will be able to liquidate  their  investments in the shares in the event of an emergency or for any other reason. A public market for the shares does not currently exist. Moreover, the transferability of the stock is subject to certain restrictions on resale imposed under Federal and
State securities laws.

DEPENDENCE ON MANAGEMENT

     Management believes that its success will largely depend on implementation of the business plan. Management is experienced in the area of operation in which the Company will function. The focus of our operations will require management's ability to master certain aspects in the running of this telecommunications segment, as well as the enhancements of market opportunities and competitive variables. We are unaware of any other organization that provides state-of-the-art Internet Provider services to the African Continent.

POTENTIAL OFFERING BENEFITS TO COMPANY INSIDERS

     The Company's Executive Committee may, in its' discretion, include as part of the offering, benefits, earned salaries and loan repayments to officers and directors that were incurred in the development of this project.

DILUTION

     Following  the purchase of the common stock,  investors will  experience immediate and substantial dilution of their investment.

ARBITRARY OFFERING PRICE

     We have  determined  the  number of shares to be offered  based  upon our estimate of the amount of proceeds necessary for planned uses. The offering price is not based on our assets, book value, or earnings. Accordingly, the offering price should not be considered an indication of the actual fair market value of the common stock as if appraised by a qualified third party.

RELIANCE ON PUBLIC ACCEPTANCE

      Our success is dependent on public acceptance and support of our services.
There are no assurances that the telecommunications trends will continue in the direction that management forecasts and even if such trends continue, there are no assurances that we will be able to derive the income and/or value from these areas as projected. While the conclusions of our management on the prospects of
African and Asian telecommunications markets might be favorable, there are no assurances that the actual operating results will reach the levels indicated by management.

INTELLECTUAL PROPERTY

     Our success depends and will continue to depend on certain trade secrets, on proprietary "know-how," and on its ongoing endeavors involving our proposed networks. Our management is bound by employment agreements which include non-disclosure clauses that are structured to protect the Company's proprietary information and know-how. There can be no assurance that these agreements and clauses will protect the Company or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop similar networks or competing networks independently. There can be no assurance that allegations of infringement of proprietary rights will not be made or that, if made, such allegations would not be sustained if litigated. Litigation may be necessary by the Company to enforce proprietary intellectual information and know-how owned by the Company to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or viability of substantial litigation expenses and to divert time and effort of management personnel. The occurrence of such litigation or the effect of an adverse determination in any such litigation could have a material adverse effect on our business, financial condition and results of operation.

COMPETITION

     The  telecommunications  industry is highly competitive.  Other companies which provide telecommunications services or operate in a similar manner may have substantially greater financial and/or marketing resources than we do. We will be competing in the fast-paced industry where new developments and companies vying for customers will compete directly and indirectly with us.
There are no assurances that we will be able to keep pace with changes that may occur within the industry. To our knowledge, there are currently no other companies or organizations offering the type of network which we intend to offer.

RECEIPT OF LESS THAN MAXIMUM OFFERING PROCEEDS

     It is possible  that the Company will sell less than the maximum amount of shares being offered. Receipt of proceeds which are less than the amount from the maximum offering amount will cause the Company to delay and/or modify its current plan and would impair the Company's business operations.

FUNDS WILL NOT BE RETURNED TO INVESTORS

     We are  offering a minimum amount of common  stock which will  result in proceeds of $25,000 to the Company. Once the minimum offering amount has been subscribed for, we will utilize those funds for our business operations and investors will not receive a return of their investment. You should be aware that receipt of the minimum offering amount would severely impair our business operations.

                                       10

GENERAL ECONOMIC CONDITIONS

     The financial success of the Company may be sensitive to adverse changes in general economic conditions in the markets and/or regions in which its networks will be utilized such as recession, inflation, unemployment increases, and interest rates among its own operations, or the operations of the companies, and/or networks leasing bandwidth services. Specifically, greater unemployment could indicate that fewer paying customers could or would subscribe to our services. These changes could cause the cost of talent, labor, capital and other expenses to rise faster than the Company could absorb or respond to. Such changing conditions also could reduce the profitability of the networks. We have no control over any of these changes or conditions.

                          RISKS RELATED TO OUR BUSINESS

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR BUSINESS DIFFICULT.

     We commenced operations on December 10, 2001.  Accordingly, we have only a limited operating history upon which you can evaluate our business and prospects. An investor in our shares must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets, including telecommunications companies. The likelihood of our success must be considered in light of the expenses, problems and delays frequently encountered by businesses in the early stages of development, the competitive environment in which we operate and the frequent failure rate of other companies whose businesses are principally focused on the telecommunications industry.

WE MAY REQUIRE SUBSTANTIAL AMOUNTS OF ADDITIONAL FINANCING THAT MAY NOT BE
AVAILABLE TO US.

     The proceeds from the sale of the shares together with our existing sources of capital may not be sufficient to meet our ultimate financial needs, and may not be substantial in relationship to the operations or business in which we intend to engage. It may be necessary for us to secure significant amounts of additional financing. While we have various alternative plans to secure such financing, there can be no assurance that any of such plans will be successful.

LACK OF RELEVANT EXPERIENCE BY MANAGEMENT

       The Company believes that it has ample experience to design and refine its products. However, marketing and general operations requires management experience of a different nature. The Company expects that it will generally have little or no direct experience in the management operations and marketing of the types of products and services the Company intends to market. Because of the Company's lack of experience, it may be more vulnerable than others to certain risks. The Company also may be more vulnerable to errors in judgment that could have been prevented by more experienced management. As a result, lack of previous experience could materially and adversely affect future operations and prospects.

WE HAVE AN ACCUMULATED DEFICIT AND A HISTORY OF OPERATING LOSSES, AND WE CANNOT
ASSURE YOU THAT WE WILL BECOME PROFITABLE IN THE FUTURE.

     Our  operating expenses have  increased and can be  expected to increase significantly in connection with our efforts to market our products. As a result, our future profitability will depend on the success of our marketing efforts. Future events, including unanticipated expenses and increased competition, could have a material adverse effect on our operating margins and results of operations. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed.
There can be no assurance that future revenues will grow sufficiently to generate a positive cash flow or otherwise enable us to be profitable.

                                       11

OUR QUARTERLY REVENUES AND OPERATING RESULTS MAY NOT BE INDICATIVE OF FUTURE
PERFORMANCE, ARE DIFFICULT TO FORECAST AND ARE LIKELY TO CONTINUE TO FLUCTUATE.

     Our  quarterly revenues  and operating  results are likely to fluctuate significantly from quarter to quarter as a result of several factors, many of which are outside our control, and any of which could adversely affect our business. These factors include:

       o   Inability to obtain license partner who offers our technology to their subscribers;
       o   Increased competition by both established and startup companies who provide similar services;
       o   Fluctuations in general economic conditions causing a decrease in consumer spending; and
       o   Fluctuations in the general demand for telecommunications.

     As a result of these fluctuations, period-to-period comparisons  of our quarterly results may not be meaningful and should not be relied upon as indicators of future performance.

OUR BUSINESS DEPENDS UPON THE CONTINUED SERVICES OF OUR KEY MANAGEMENT PERSONNEL

     Our business depends  upon the continued service of our key  management personnel, including Alain De Lenclos, our president and chief executive; El
Hassan Ennahou, senior vice president and chief operating officer; Jadoomanee
Rampadaruth, executive vice president and chief financial officer; and Amal
Rampadaruth, chairman of the board. We cannot assure you that we will be able to retain the services of any of our key executives. If any of our key executives were to leave us, our business, results of operations and financial condition could be materially adversely affected. We do not currently have "key man"
insurance policies on any of our executives.

FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD HARM OUR BRAND-BUILDING
EFFORTS AND OUR ABILITY TO COMPETE EFFECTIVELY.

     If we are  unable  to  protect our intellectual  property, we may lose a valuable asset or incur costly litigation to protect our rights.

     Our success and ability to compete depend upon our proprietary rights and intellectual property. We rely on trademark, trade secret and copyright laws to protect our intellectual property. We have no patents nor patent applications.
Despite our efforts to protect our intellectual property, a third party could copy or obtain the source code to our software or other proprietary information without authorization, or could develop software competitive to ours. Our means of protecting our proprietary rights may not be adequate, and our competitors may independently develop similar technology or duplicate our product.

     We may have to litigate to enforce our intellectual property  rights,  to protect our trade secrets or know-how or to determine their scope, validity or enforceability. Enforcing our proprietary technology would be expensive, could cause the diversion of our resources and may not prove successful. If we are unable to protect our intellectual property, we may lose a valuable asset.

     If we become subject to intellectual property infringement claims, these claims could be costly and time-consuming to defend, divert management attention, cause product delays and harm our revenues and results of operations.

     Any claims,  with or without merit, could be costly and time-consuming to defend, divert our management's attention or cause product delays. We have no patents that we could use defensively against any company bringing such a claim.
If our product was found to infringe a third party's proprietary rights, we could be required to enter into royalty or licensing agreements to be able to sell our product. Royalty and licensing agreements, if required, may not be available on terms acceptable to us, or at all.

                                       12

OUR SHORT OPERATING HISTORY MAKES IT DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS

     You must consider our business and prospects given the risks,  expenses and challenges we might encounter because we are at an early stage of development in a new and rapidly evolving market. We hope to license our technology in 2002, and our sales and service organizations are new and still growing. As a result, we have not yet experienced one full calendar year of operations since we first licensed our products. Due to our short operating history, our future financial performance is not predictable and may disappoint investors and result in a significant decline in our stock price.

OUR FAILURE TO DEVELOP AND MAINTAIN STRONG RELATIONSHIPS WITH LICENSE PARTNERS
WOULD HARM OUR ABILITY TO MARKET OUR PRODUCTS, WHICH WOULD REDUCE FUTURE REVENUES
AND INCREASE OUR EXPENSES

     A significant portion of our sales will be influenced by the recommendation of our product by telecommunication service companies. Losing the support of these third parties may limit our ability to penetrate our target or potential markets. These third parties are under no obligation to recommend or support our product and could recommend or give higher priority to the products and services of other companies or to their own products. A significant shift by these companies toward favoring competing products could negatively affect our license revenues.

                          RISKS RELATED TO OUR INDUSTRY

COMPETITION IN OUR MARKETS IS INTENSE AND COULD REDUCE OUR SALES AND PREVENT US
FROM ACHIEVING PROFITABILITY

     The market for our service is  intensely competitive and subject to rapid technological change. We expect the intensity of competition to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of our market share, any one of which could reduce our future revenues or earnings.

     There are many  telecommunications service  providers active in the U.S,
Europe and other marketplaces. However, the Company is aware of only one which will be in direct competition - ITXC, a publicly traded next-generation carrier which targets the prepaid market of PC-to-phone international and domestic long distance. ITXC also routes traffic for tier1 carriers as overflow routes.

     Competitors are defined as those entities with deep financial  resources, control of physical assets in telecommunications, and experienced, knowledgeable personnel.

     In general, we believe  that competition  could ultimately  assist us in building product awareness and thus, in the short term, will be beneficial to our objectives.

     There can be no assurance that our current and future competitors will not succeed in developing products, services and pricing that are more widely accepted in the marketplace or that will render our products or services noncompetitive. In addition, certain current and future competitors will have the resources required to respond effectively to market changes or to compete successfully with more aggressive pricing policies. There can be no assurance that we will be able to successfully compete with current or future competitors or that competitive pressures will not have a material adverse effect on our business, financial condition and results of operations.

     The  telecommunications  industry has  only recently  been opened  up to competition among private suppliers. Nonetheless, due to the enormous potential for profit existing in this industry, there are and will continue to be numerous other business entities seeking to profit from the carrier services and the resellers market. Therefore, we will be competing against numerous other businesses which market the same or similar products and/or services as those we intend to market, many of which have or may have substantially greater capital resources.

                                       13

     The  principal factors of competition  in the industry  include  product quality, brand advertising (corporate recognition), trade and consumer promotions and pricing.

FAILURE OF OUR PROSPECTIVE LICENSE PARTNERS TO RECEIVE NECESSARY FUNDING COULD
HARM OUR BUSINESS

     Our targeted  customers include industrial, commercial and residential users. To the extent additional funding is less available for communications companies as a result of a stock market decline or other factors, demand for our product may decline significantly and thereby reduce our revenues.

INCREASING GOVERNMENT REGULATION OF THE COMMUNICATIONS INDUSTRY AND IMPOSITION
OF SALES AND OTHER TAXES ON OUR PRODUCTS SOLD BY OUR LICENSE PARTNERS COULD
REDUCE THE LICENSE OF OUR PRODUCT AND HARM OUR BUSINESS.

     Federal, state or foreign agencies may adopt laws or regulations affecting the telecommunications service providers. Although many of these laws or regulations may not apply to our business directly, we expect that laws and regulations relating to user pricing and quality of products and services could indirectly affect our business.

IF WE ARE UNABLE TO MEET THE RAPID CHANGES IN TECHNOLOGY, OUR EXISTING PRODUCTS
COULD BECOME OBSOLETE

     The  market for our  products is  marked by rapid technological  change, frequent new product introductions, technology enhancements, uncertain product life cycles, changes in client demands and evolving industry standards. We cannot be certain that we will successfully develop and market new products, new product enhancements or new products compliant with present or emerging technology standards. New products based on new technologies or new industry standards can render existing products obsolete and unmarketable. To succeed, we will need to enhance our current product and develop new products on a timely basis to keep pace with developments related to communications technology and to satisfy the increasingly sophisticated requirements of our clients.

RECENT TERRORIST ATTACKS HAVE CONTRIBUTED TO ECONOMIC INSTABILITY IN THE UNITED
STATES; CONTINUED TERRORIST ATTACKS, WAR OR OTHER CIVIL DISTURBANCES COULD LEAD
TO FURTHER ECONOMIC INSTABILITY ADVERSELY AFFECTING OUR BUSINESS

     On  September 11, 2001,  the United  States was the target of  terrorist attacks of unprecedented scope. These attacks have caused instability in the global financial markets and other industries including the energy industry.
These attacks and the subsequent U.S. military campaign may lead to substantial armed hostilities or to further acts of terrorism and civil disturbances in the
United States or elsewhere, which may contribute further to economic instability in the United States and could have a material adverse effect on our business, financial condition and operating results. These and other developments arising out of the attacks may make the occurrence of one or more of the factors discussed under "Risk Factors" in this prospectus more likely to occur.

                         RISKS RELATED TO THIS OFFERING

CONTROL BY PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS COULD ADVERSELY AFFECT
OUR STOCKHOLDERS

     Upon completion of  this offering, our  officers,  directors  and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 57% of our outstanding common stock, assuming that they do not purchase shares in this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs.
Although none of our officers, directors or large stockholders have committed to purchase shares in this offering, it is possible that they may do so, thereby increasing management's control.

                                       14

WE MAY ISSUE ADDITIONAL SECURITIES WHICH WOULD DILUTE THE VALUE OF THE SHARES OF
OUR COMMON STOCK.

     Certain  events over which you will have no control could  result in the issuance of additional shares of our common stock, which could dilute the value of your shares of common stock. We may issue additional shares of common stock:

        o   to raise additional capital;
        o   upon the exercise of outstanding options and stock purchase warrants or
        o   additional options and warrants issued in the future;
        o   in connection with loans or other capital raising transactions; and
        o   in connection with acquisitions of other businesses or assets.

     As of June 30, 2002, there were outstanding warrants and options to acquire up to 530,000 additional shares of our common stock. If exercised, these securities could dilute the value of the shares of common stock.

OUR MANAGEMENT HAS BROAD DISCRETION AS TO THE USE OF THE PROCEEDS FROM THIS
OFFERING, WHICH WE MAY NOT USE EFFECTIVELY

     Our management will have broad discretion in how we use the net proceeds of this offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. We cannot assure you that we will apply the proceeds in ways that will increase the value of our company. You may not agree with our application of the proceeds of this offering.

WE DO NOT INTEND TO PAY CASH DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding our operations and, therefore, do not expect to pay any cash dividends in the foreseeable future.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR BOARD OF DIRECTORS

     Our bylaws provide us to indemnify the members of our board of directors against any loss or liability incurred in connection with our affairs (including breaches of fiduciary obligations) so long as the loss or liability arises from acts performed in good faith and which do not involve fraud or gross negligence on the part of the members of the board of directors. Therefore, a stockholder suing on behalf of Space Telecom may have a more limited right of action against our board of directors than he would have in the absence of this indemnification provision.

IF YOU INVEST IN OUR SHARES, THERE IS NO ASSURANCE THAT YOU WILL RECEIVE A
RETURN ON YOUR INVESTMENT

     We  cannot assure  you that you will  realize  a positive  return on your investment or that you will not lose your entire investment in the shares. You should read this prospectus and all exhibits carefully, and should consult with your own personal legal and financial advisors prior to making any investment decision.

                                       15

THERE HAS BEEN NO NEGOTIATION CONCERNING THE INITIAL OFFERING PRICE OF THE
SHARES WITH THIRD PARTIES OR ANY DETERMINATION OF THE VALUE OF THE COMMON STOCK
BY AN INDEPENDENT APPRAISER

     The initial offering  price and other terms of the shares of common stock have been determined by our management. The offering price of the shares does not necessarily reflect the price at which these securities may be sold at a later date or their current fair market value.

THERE HAS BEEN NO PRIOR MARKET FOR OUR SHARES AND THE MARKET PRICE OF THESE
SECURITIES MAY FLUCTUATE

     There has been no market for our shares prior to this  offering. The price of our shares after the offering may fluctuate widely and the shares may trade at prices significantly below the initial offering price. Although we plan to apply for trading privileges on the National Bureau Daily Quotation Pink Sheets,
we cannot guarantee that a trading market for our securities will develop or, if a market does develop, the depth of the trading market for the securities or the prices at which the securities will trade. Should a trading market for our securities develop, the market price could decline as a result of sales by our existing stockholders of shares of common stock or the perception that these sales could occur.

IF THE MARKET PRICE OF OUR SHARES FALLS BELOW $5.00 PER SECURITY, TRANSACTIONS
IN OUR SECURITIES COULD BECOME SUBJECT TO PENNY STOCK REGULATIONS, WHICH COULD
INHIBIT THE MARKETABILITY OF OUR SECURITIES

     The Securities and Exchange Commission has adopted regulations  which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of
$1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, were our securities to become subject to the "penny stock" rules, these rules could restrict the ability of broker-dealers to facilitate transactions in our securities and could affect the ability of investors to sell our securities in the secondary market and the price at which our securities could be sold.

ANTI-TAKEOVER PROVISIONS IN OUR ARTICLES OF INCORPORATION MAY ADVERSELY AFFECT
THE VALUE OF OUR OUTSTANDING SECURITIES

     Pursuant to our articles of incorporation, our board of  directors  may issue, without stockholder approval, up to 5,000,000 shares of Class B common stock in the future with such preferences, limitations and relative rights as the board may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of Class B stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control of Space Telecom without further action by the stockholders.

YOU WILL SUFFER IMMEDIATE DILUTION OF APPROXIMATELY 44.75% OF YOUR INVESTMENT

     We  anticipate that  the initial offering price of the  shares  will be substantially higher than the net tangible book value per share of our common stock after this offering. If we sell the shares at $2.50 per share, you will incur immediate dilution of approximately 44.75% in net tangible book value for each share of our common stock included in the shares you purchase. If currently outstanding options or warrants to purchase our common stock were exercised, your investment may be further diluted.

                                       16

FUTURE SALES OF OUR COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD DECREASE THE
TRADING PRICE OF THE COMMON STOCK

     Sales  of a large  number of shares of our common stock in the  public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and could impair our ability to raise capital through future sales of our common stock. Upon completion of this offering, there will be 7,821,000 shares of our common stock outstanding. Of these shares, the 2,717,100 shares of common stock included in the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are purchased by our
"affiliates," as that term is defined in Rule 144 of the Securities Act of l933.

     All of the rest of our outstanding shares and shares issuable upon the exercise of outstanding options and warrants will be "restricted securities" for purposes of Rule 144 of the Securities Act and may not be resold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, including the exemption contained in Rule 144. All of these securities are eligible for sale on the open market under Rule 144 (subject to the volume, holding period and manner of sale limitations of that rule), except for shares which are subject to lockup agreements which prohibit their sale for periods of between six months and 18 months after the closing date of this offering, unless the sale is consented to by us and the representative of the underwriters.

                           FORWARD-LOOKING STATEMENTS

     Some of the  information contained in this  prospectus involves  forward-
looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

                                 USE OF PROCEEDS

     The net proceeds to Space Telecom range from $25,000 (the  "Minimum")  to
$3,500,000 (the "Maximum"). Management will have discretion to allocate the proceeds of the offering in terms of timing and priorities in keeping with the business plan. Should only the Minimum be raised, we anticipate operating capital for three months. Assuming 100% of the offering is successfully sold, we anticipate 24 months of capital requirements. More detailed tables indicating the proposed use of funds are listed on the following pages.

     It is possible that no proceeds may be raised from this offering. If fewer than all of the shares are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 10% of this offering is sold, we intend to focus our efforts and capital on marketing. While there can be no assurance of success, it is our goal to invest heavily in our marketing efforts in an attempt to take us out of the development stage and begin recognizing transactional revenue. We will not pursue any further development until additional funds either from sales or investment capital can be secured.

USE OF PROCEEDS SUMMARY TABLE

     The foregoing represents our best estimate of allocation of the proceeds of this offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

                                       17

Schedule assumes we receives 100% of the offering or $3,500,000:

            Expenses                                Dollar Amount        % of Total
-------------------------------------------------- --------------------  -----------
            Hardware                                $ 1,800,000             51.4%
            General and Administrative                  775,000             22.1%
            Refundable Deposit                          400,000             11.4%
            International Private Circuit               110,000              3.2%
            Working Capital                             365,000             10.5%
            Offering Expenses                            50,000              1.4%
                                                                          -----------
                                                    $ 3,500,000            100.0%

     If we receive the  minimum, approximately .7% of the offering or $25,000, the funds will be used to obtain signatures of pre-interconnection agreements with target countries.

                         DETERMINATION OF OFFERING PRICE

     The  offering price of the 1,400,000 common  shares  being  offered on a
"direct participation" basis has been determined primarily by the capital requirements of Space Telecom and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by Space Telecom.

                                    DILUTION

     As of June 30, 2002, Space Telecom had a net book value of  $630.00 or
$.0001 per share (based on 6,421,000 shares outstanding). The net tangible book value per share is equal to our total tangible assets, less total liabilities and divided by total number of shares of common stock outstanding. After giving effect to the sale of 100% of the shares at the public offering price of $2.50 per share and the allocation of an additional 121,000 shares to the founders at
$.0001 per share, our net tangible book value would be $3,500,642.10 or $0.45 per share.

     This represents an immediate decrease in net tangible book value of $.4499 per share attributable to new investors purchasing shares in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors assuming different levels of success in the sale of this offering of common stock. Dilution is the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the public offering.

                                                                            Assuming the              Assuming the
                                                                            Sale of 100%               Sale of .7%
                                                                          of this Offering          of this Offering
--------------------------------------------------------------------------------------------------------------------

Public Offering Price of                                                        $  2.50                  $   2.50

Net tangible book value per share for existing shareholders
before offering                                                                 $0.0001                  $ 0.0001

Increase per share attributable to payment for shares
 purchased by new investors                                                     $0.4499                  $0.00388

Pro Forma net tangible book value after offering                                $  0.45                  $0.00398

Net Tangible book value dilution per share to new investors                     $  2.05                  $  2.496

     The information set forth above regarding dilution assumes the sale of 100%
or 0.7% of the 1,400,000 shares being offered. If less than 0.7% of the shares offered are purchased, those who do invest in the offering will undergo even greater dilution of their investment dollar than the amounts stated. The
1,317,100 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution, however may contribute to depressing the market price for investors based on the timing and amount of shares sold.

                                       18

                                 DIVIDEND POLICY

     We have not paid cash dividends on our common stock since our inception. We currently intend to retain any future earnings for use in the expansion of the business, and therefore do not anticipate declaring any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon our earnings, capital requirements, and financial condition.

                            SELLING SECURITY HOLDERS

     The following table sets forth information as of June 30, 2002 with respect to the beneficial ownership of our common stock both before and immediately following the offering. The table includes those who beneficially own more than
5% of our outstanding common stock, the selling security holders in this offering, and each of the Directors and Executive Officers in the summary compensation table.

     The percentages determined in these calculations are based upon 6,421,000 of our common shares that are issued and outstanding as of the date of this
Prospectus. The percentages determined in calculations after this offering were determined by adding the 1,400,000 common shares that may be issued and outstanding if 100% of the shares offered are sold. The Securities and Exchange
Commission's rules were followed in determining beneficial ownership. Therefore, we have included shares over which a person has voting or investment power. We have followed the Securities and Exchange Commission Rule 13d-3(d)(i) in
calculating percentage of ownership.

                                               Shares Beneficially            Number of         Shares Beneficially
                                           Owned Prior to Offering(1)       Shares Being      Owned After Offering(2)
                                            Number           Percent           Offered        Number          Percent
                                            ------           -------      -----------------   ------          -------

Alexanco, Serge                                50,000           .8%              5,000            50,000           .6%
Alps Resources Bankers                        500,000          7.8%             50,000           500,000          6.4%
Amalgamated Resources Holdings                500,000          7.8%             50,000           500,000          6.4%
Amalgamated Resources Investments             500,000          7.8%             50,000           500,000          6.4%
Amalgamated Resources Marketing               400,000          6.2%             40,000           400,000          5.1%
Angus Associates                               25,300           .4%              2,530            25,300           .3%
Berthoud, Claude                                2,600             *                260             2,600             *
Bialade, Regine                                 2,000             *                200             2,000             *
Boudoux-d'Hatefeuille, Wulfran                354,000          5.5%             35,400           354,000          4.5%
Boudoux-d'Hatefeuille, Eymeric                  1,000             *                100             1,000             *
Bourgeon, Ludovic                                 900             *                 90               900             *
Bouvet, SARL                                    3,000             *                300             3,000             *
Brottier, Daniel                                2,000             *                200             2,000             *
Cases-Trincq, Josiane                           2,000             *                200             2,000             *
Chamoux, Sylvian                               17,000           .2%              1,700            17,000           .2%
Chassard, Philippe                            184,000          2.9%             18,400           184,000          2.3%
Covili, Frederic                                2,600             *                260             2,600             *
Cruypenning, Laurent                              400             *                 40               400             *
De Lenclos, Alain                             168,500          2.6%             16,850           168,500          2.1%
Debaecker, Michel                               2,000             *                200             2,000             *
Dias, Louis                                    13,500           .2%              1,350            13,500           .2%
Doury, Fabienne                                 1,400             *                140             1,400             *
Dujardin, Philippe                              2,600             *                260             2,600             *
Durocher, Jean-Luc                              4,000             *                400             4,000             *

                                       19

El Hassan Ennahou                           1,400,000         21.8%            140,000         1,400,000         17.9%
Farys, Roland                                  22,400           .3%              2,240            22,400           .3%
Galin, Francois                                 8,000           .1%                800             8,000           .1%
Richard P. Greene                             250,000          3.9%            250,000           250,000          3.2%
Haussy, Vauche Daniel                           5,000             *                500             5,000             *
Hoffman, Ginette                               20,000           .3%              2,000            20,000           .3%
Humbert, Jean-Marie                            10,600           .2%              1,060            10,600           .1%
Kieffer, Serge                                  1,100             *                110             1,100             *
Kremer, Joseph                                  1,000             *                100             1,000             *
Lacoua, Oliver                                  3,000             *                300             3,000             *
LDV, Inc.                                     250,000          3.9%            250,000           250,000          3.2%
Levy, Michele                                  10,000           .2%              1,000            10,000           .1%
Lux Providence S.A.                             7,400           .1%                740             7,400             *
Mageur, Joel                                    2,900             *                290             2,900             *
Maude Resources, Inc.                          62,800          1.0%              6,280            62,800           .8%
Mogeon, Philippe                                1,300             *                130             1,300             *
Molko, Albert                                 121,000          1.9%             12,100           121,000          1.5%
Monin, Didier                                   1,700             *                170             1,700             *
Montant, Jean Pierre                          365,000          5.7%             36,500           365,000          4.7%
D.P. Morton & Associates, LLC                 250,000          3.9%            250,000           250,000          3.2%
Narcos Portfolio                                4,000             *                400             4,000             *
Panalland, Patrick                                600             *                 60               600             *
Parrot, Jean-Francois                           2,400             *                240             2,400             *
Perdrix, Georges                                4,500             *                450             4,500             *
Perdrix, Jean-Claude                            1,800             *                180             1,800             *
Perdrix, Thierry`                               1,800             *                180             1,800             *
Perlotto, Alvero                                3,300             *                330             3,300             *
Perron, Jean-Pierre                             1,300             *                130             1,300             *
Plassard, Robert                                1,400             *                140             1,400             *
Rampadaruth, Amal                             225,000          3.5%             22,500           225,000          2.9%
Rampadaruth, Aruna                             25,000           .4%              2,500            25,000           .3%
Rampadaruth, Jadoomanee                       202,500          3.2%             20,250           202,500          2.6%
Rampadaruth, Maya                              25,000           .4%              2,500            25,000           .3%
Rampadaruth, Natalia                           25,000           .4%              2,500            25,000           .3%
Remy, Claire                                    1,500             *                150             1,500             *
Remy, Jean-Francois                             1,600             *                160             1,600             *
Remy, Michel                                    6,100           .1%                610             6,100             *
Robin, Catherine                                1,300             *                130             1,300             *
Roux-Bognier, Claudine                          2,300             *                230             2,300             *
Schmidt, Paul                                 250,000          3.9%            250,000           250,000          3.2%
Souhard, Eric                                   2,000             *                200             2,000             *
Teuf, Alex                                     10,000           .1%              1,000            10,000           .1%
Toque, Dauphinoise                              2,200             *                220             2,200             *
Vauche, Francis                                43,000           .7%              4,300            43,000           .5%
Vedere, Guy                                     1,000             *                100             1,000             *
Vedere, Paul                                    1,000             *                100             1,000             *
Wagenheim, Olivier                                400             *                 40               400             *
----------------------------
*  Indicates less than .1% beneficial ownership

1.  Percentages were based on the number of shares issued and outstanding as of
    June 30, 2002, which equaled 6,421,000 common shares.
2.  Percentages were based on the number of shares issued and outstanding assuming that 100% of the 1,400,000 common shares being Offered are successfully sold, which would equal a total of 7,821,000 common shares issued and outstanding.
3.  The Company's officers and directors control approximately 59% of the
    Company's common stock.
4.  Alain De Lenclos, El Hassan Ennahou, Jadoomanee Rampadaruth, Amal
    Rampadaruth, JeanPierre Montant, and Wulfran Boudoux-d'Hatefeuille are
    officers and/or directors of the Company.

                                       20

                              PLAN OF DISTRIBUTION

     We are offering 1,400,000 shares of common stock  through  officers and directors on a "direct participation" basis at a purchase price of $2.50 per share. This offering will begin upon effectiveness and will expire whenever all of the shares are sold, or 12 months after the date of effectiveness, whichever comes first. The Selling Stockholders will be selling 1,317,100 common shares.
This offering will be conducted beginning from the effective date and will expire whenever all of the shares are sold or 12 months after the date of effectiveness, whichever comes first. Space Telecom is managing this offering without an underwriter. The shares will be offered and sold by our officers.
These officers will not receive a sales commission nor other compensation, except for reimbursement of expenses actually incurred on behalf of Space
Telecom for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of
1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one, including Space Telecom, has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot state how many shares will successfully be sold.

     We  anticipate  selling the shares  to persons  whom we believe  may be interested or who have contacted us with interest in purchasing the securities.
We may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the shares. We are not obligated to sell shares to any such persons.

     We have established an escrow account at First Union National Bank wherein funds will be held until such time as the Minimum offering amount has been subscribed for. At that time, the funds will be dispersed to be used for our business operations.

     We reserve the right to reject any subscription  in full or in part and to terminate this offering at any time. Officers, directors, present stockholders of Space Telecom and persons associated with them may purchase some of the shares. However, officers, directors, and their affiliates shall not be permitted to purchase more than 20% of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

     No  person  has been authorized to give any information  or to make any representations  in connection  with this offering other than those contained in this prospectus and if given or made, that  information or  representation  must not be relied on as having been authorized by Space Telecom.  This prospectus is not an offer to sell or a solicitation  of an offer to buy any of the securities to any  person  in any  jurisdiction  in which  that  offer or  solicitation  is unlawful.  Neither the delivery of this  prospectus nor any sale hereunder shall under any  circumstances,  create any  implication  that the information in this prospectus is correct as of any date later than the date of this prospectus.

     Purchasers of shares either in this offering or in any  subsequent  trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-
executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

     In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

     The  selling stockholders  and any  broker-dealers participating  in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933
Act beginning one year after the shares were issued.

     We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the
Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the shares we desire to sell.

                                       21

     Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of Space Telecom during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, which provisions may limit the timing of purchases and sales of common stock by the Selling
Stockholders. We will pay all of the expenses incident to this offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

     We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling
Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling
Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                                LEGAL PROCEEDINGS

     As of the date of this prospectus,  neither Space Telecom nor any of its'
officers or directors are involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against Space Telecom or any of its' officers or directors.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

    Set forth below is certain information concerning the our directors and executive directors.

       Name                          Age      Position
       ----                          ---      --------
     Alain de Lenclos                57       Chief Executive Officer, President
                                              and Director
     El Hassan Ennahou               34       Chief Operating Officer and Senior
                                              Vice President
     Jadoomanee Rampadaruth          60       Chief Financial Officer, Executive
                                              Vice President, Secretary
                                              and Director
     Amal Rampadaruth                36       Chairman of the Board of Directors
     Jean-Pierre Montant             51       Director
     Wulfran Boudoux d'Hautefeuille  57       Director

                                       22

Biographies

ALAIN DE LENCLOS, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

     Mr. De Lenclos, age 56, will primarily be responsible for research of new markets, contracts follow-up and general management. He will also handle negotiations with overseas governments in order to have all authorizations necessary for the development and expansion of our business. Since January 2002,
Mr. De Lenclos is the official representative in Europe of ALPS Resources
Bankers, Inc. of Palm Beach, Florida. He acquired his knowledge in telecommunications with Circlenet Communications from 2000 to 2001 during which time he was responsible for work done in African countries to establish the telecommunication network and obtain the required permits. For the period 1985 to 2000, he was the Chief Administrator of a company located in Haute Savoie,
France, which specialized in insurance and investment. From 1982 to 1985, he was responsible for all the P.F.A insurance companies in Haute Savoie Insurance and investment opportunities. From 1979 to 1981, he was an agent at the Lloyd
Insurance company in Haute-Savoie, France. In France, Mr. De Lenclos received a
Diploma as an Accountant and Diploma as an Optician and studied law for two years. He was in the marine corps Jeanne d'Arc and Colbert from 1965 to 1967.

EL HASSAN ENNAHOU, CHIEF OPERATING OFFICER AND SENIOR VICE PRESIDENT

     El Hassan  Ennahou, age 34, is responsible for the technical operations, international business development and overseas management functions, marketing and sales of services to telephone operators. In addition, he will negotiate with target companies to obtain all necessary licenses. From 1999 to 2000, he was Vice President and CFO of Circlenet Communications, a newly created voice over IP carrier targeting the South American markets and from 2000 to 2001, he was President and CEO of Circlenet Communications, with the mission received from the shareholders to reorganize and review the entire strategy of the initial business plan. Due to the dramatic events of September 11, 2001,
Circlenet was not able to raise funding to start generating income. Mr. Ennahou has experience in the design, build-out and operation of an IP network. He also has been able to maintain relationships with the suppliers, the regulation authorities worldwide and the customers of Circlenet. From 1997 to 1999, he was
Vice President for angel investors in charge of scouting companies looking for startup and early stage funding in Belgium, Netherlands and Luxemburg with the goal to go public on the newly created EASDAQ stock market. He also worked as asset manager in private banking from 1991 to 1999 and developed a network of contacts and clients in Africa and in Europe. From 1991 to 1998, he was
President and COO of SCIBIS SA, a Belgium software distributor company. During this period, he was President and CEO of Global Tech Investments Ltd, a
corporation based in Luxemburg which specialized in the management of individual investors portfolios with the use of stock options, strategies and real-time trading tools. Mr. Ennahou attended Universite du Travail Paul Pasteur in
Charleroi Belgium 1986-1990 where he received a B.A. in Business Administration and Finance. He received a B.A. in Computer Sciences and Information Technology
from I.A.C.E Universite Libre de Bruxelles Belgium 1986-1990. Institut Superieur
Economique et Commerciales du Hainaut Belgium 1982-1986, Undergraduate in Sales
and Marketing.

JADOOMANEE RAMPADARUTH, CHIEF FINANCIAL OFFICER, EXECUTIVE VICE PRESIDENT,
SECRETARY AND DIRECTOR

     Jadoomanee Rampadaruth, FCCA, age 60, will be responsible for the company's financial operations, accounts payable and receivable, interaction with auditors and investor relations. Since 1999, Mr. Rampadaruth has been the Chairman and
CFO of the following companies: Terra Holdings Inc., a holding company of technological companies in Palm Beach, Florida; Palm Beach Life, Merrion
Holdings Inc., equity participation in European companies and others in Las
Vegas, NV; Alps Resources Bankers Inc, Palm Beach, FL; and ARTI, Holding Company
of Technological Companies, Palm Beach, FL. From 1992 to present, he is a
Director and was a share owner (sold) of Commercial & Fiduciary Bank Ltd., and he is the Chairman and CFO of: Amalgamated Resources Group of Companies;
Amalgamated Resources International Fund Corp.; Amalgamated Resources Holding
SA; Amalgamated Resources Corp.; and Amalgamated Resources Financial Marketing
Corp. From May 1998 to September 1998, he was the Executive VP and Director of
the following companies: First Anglo-Swiss (FAS) Holding Inc., holding company of all other FAS companies, (USBR -NASDAQ NSM), Las Vegas, NV; FAS Marketing
Corp., used to market FAS bonds, Las Vegas, NV; FAS Mergers & Acquisitions, Las
Vegas; FAS Eastern European Financial Equities Corp., holding company of all
Eastern European Real Estate, Las Vegas; Eastern European Real Estate Fund
Corp., Las Vegas; FAS Mining Corp., holding company of mining companies, Las
Vegas; FAS International Builders Corp., holding company of European construction companies, Las Vegas; COVIPRO, parent company of a French real estate company, Las Vegas; Texas Turbo Jet Inc., jet engine parts, Texas, USA;
and Arbinson Mining Inc., Gold Mining, Nevada. In 1990, he created Brama Corp., a company incorporated in the U.S. with representative offices in Paris and
Geneva, which provided services for the management and control of the day-to-day running of small companies. From 1986 to 1996, he was a part-time lecturer in
Anglo-Saxon Accounting and Financial Management at the Universite Paris IX
Dauphine, France. The lectures were delivered to students preparing the
MAGISTERE DE SCIENCES ET DE GESTION (Master Level), with emphasis on the comparative aspects of accounting techniques used in France, England and the US.
Mr. Rampadaruth is an F.C.C.A. Fellow of the Chartered Association of Certified
Accountants. The Chartered Association of Certified Accountants is based in
London and has recently been awarded the Royal Charter. It is the equivalent of the American CPA.

                                       23

AMAL RAMPADARUTH, CHAIRMAN OF THE BOARD OF DIRECTORS

     Amal  Rampadaruth, age 36, along with Mr. De Lenclos, will be involved in all negotiations with overseas governments and relevant agencies. Since 1995, he is the President and CEO of The Amalgamated Resources Group of Companies, which was created to take over and continue all of the activities of Commercial and
Fiduciary Bancorp, Inc., in the US, Bahamas, France, Luxembourg, Switzerland and
others; Amalgamated Resources Financial Marketing Corp., which is used to promote all our financial products and instruments; and Amalgamated Resources
Holdings, Inc., a US holding company. Since 1999, Mr. Rampadaruth is the
President and CEO of Terra Holdings, Inc., a holding company of technological companies; and Palm Beach Life / Merrion Holdings Inc., equity participation in
European companies and others. He is the President of Alps Resources Bankers
Inc, Palm Beach, Florida and ARTI, a holding company of technological companies.
From 1988 to 1998, he was the Chairman and CEO of the following: Commercial and
Fiduciary Bancorp., Inc., Financial Investments, USA, managed in Geneva,
Switzerland; Commercial and Fiduciary Bank Ltd., a full bank with credit card facilities, loans, investments and others, Rome, Italy, managed in Geneva,
Switzerland; Merchant Trade Finance Ltd., a marketing company for Interglobe
Plc., a British Telecom Company, USA, managed in Geneva, Switzerland. From May
1998 to September 1998, he was the Chairman and CEO of First Anglo-Swiss (FAS)
Holding Inc., Holding Company of all other FAS Companies, (USBR -NASDAQ NSM),
Las Vegas, USA; FAS Marketing Corp., used to market FAS bonds; FAS Mergers &
Acquisitions; FAS Eastern European Financial Equities Corp., a holding company of all Eastern European real estate; FAS Mining Corp., a holding company of mining companies; FAS International Builders Corp., a holding company of
European construction companies. During this same period he was and Chairman of
Eastern European Real Estate Fund Corp., Las Vegas, USA; Director of COVIPRO,
Parent Company of a French real estate company; Chairman of Texas Turbo Jet
Inc., Jet Engine Parts, Texas, USA; and Chairman of Arbinson Mining Inc., Gold
Mining, Nevada, USA,

JEAN-PIERRE MONTANT, DIRECTOR

     Jean-Pierre Montant,  age 51, is a member of the administrative  council of
Space Telecom. From 1989-2002, he was an Advisor and administrator of S.A Espace
Conseil Synergie in Lons, France. His responsibilities included giving advice to companies; audit and analysis reports; create and validate a network of partners; in charge of teams to build up projects; and recruit employees. From
1986 to 1988, he was executive officer in distribution for Carrefour (Pau and
Echirolles Pau France). He was in charge of a team of 20 to 60 persons and was also responsible for negotiating with suppliers. From 1976 to 1978, he was responsible for a team of 11 persons to serve a restaurant of 200 persons at the
Treves casino in Germany.

WULFRAN BOUDOUX-D'HAUTEFEUILLE, DIRECTOR

     Wulfran  Boudoux-D`Hautefeuille,  age 57, is a member of the administrative council of Space Telecom. Since 1968, he has been an insurance agent with Group
AXA. He has experience in many areas of insurance including, but not limited to, risk prevention, damage insurance, Civil responsibility, I.A.R.D., personal, life and investment insurance. Also responsible for creating contracts, opening and closing files on disasters; handled accounting, including movement of funds.
From 1985 to present, President of P.A.C.T. in Hautes Pyrenees. 1980 to present,
Administrator of Caisse d'Allocations Familiales in the Haute Pyrenees and

                                       24

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The  following table sets forth certain information  as of June 30, 2002, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares, each director, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group, and sets forth the number of shares of our common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                                           Percentage of Outstanding
                                                                                              Common Stock Owned
                                                                                           -------------------------
    Name and Address                         Shares of Common Stock                     Before       After Offering
   of Beneficial Owner                          Beneficially Owned                     Offering       of All Shares
  ---------------------                    ---------------------------                 --------       -------------

Alain De Lenclos                                   168,500 (1)                           2.6%             2.2%
5, Rue Emile Favre
74300 Cluses, France

El Hassan Ennahou                                1,400,000 (2)                           21.8%            17.9%
292 South County Rd, #109
Palm Beach, FL 33480

Wulfran Boudoux-d'Hautefeuille                     355,000 (3)                           5.5%             4.5%
65500 Pujo, France

Jean Pierre Montant                                365,000                               5.7%             4.7%
16, Rue des Pervenches
64140 Lons, France

Amal Rampadaruth                                   250,000 (4)                           3.9%             3.2%
292 South County Road, #109
Palm Beach, FL 33480

Jadoomanee Rampadaruth                             227,500 (5)                           3.5%             2.9%
292 South County Road, #109
Palm Beach, FL 33480

Alps Resources Bankers (6)                         500,000                               7.8%             6.4%
292 South County Road, #109
Palm Beach, FL 33480

Amalgamated Resources Holdings (6)                 500,000                               7.8%             6.4%
292 South County Road, #109
Palm Beach, FL 33480

Amalgamated Resources Investments (6)              500,000                               7.8%             6.4%
292 South County Road, #109
Palm Beach, FL 33480

Amalgamated Resources Marketing (6)                400,000                               6.2%             5.1%
292 South County Road, #109
Palm Beach, FL 33480

                                       25

All directors and executive
officers as a group (6 persons)                 4,666,000                                72.6%            59.7%
------------------------

* Indicates less than 1% beneficial ownership.

(1)   Share ownership does not include 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(2)   Share ownership does not include 10,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(3)   Includes 1,000 shares owned by Eymeric Boudoux-d'Hatefeuille.
(4)   Includes 25,000 shares owned by Natalia Rampadaruth, who is the wife of
      Amal Rampadaruth. Share ownership does not include 250,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(5)   Includes 25,000 shares owned by Maya Rampadaruth, who is the wife of
      Jadoomanee Rampadaruth. Share ownership does not include 10,000 options exercisable at $2.50 per share for a period of 24 months from the effective date of the Offering.
(6)   Amal Rampadaruth is also a beneficial owner of Alps Resources Bankers;
      Amalgamated Resources Holdings; Amalgamated Resources Investments; and
      Amalgamated Resources Marketing

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Our authorized common stock consists of 100,000,000 shares of common stock,
$.0001 par value per share, and 5,000,000 shares of Class A common stock, $.0001 par value per share. As of June 30, 2002, there were 6,421,000 common shares issued and outstanding. There were approximately 69 holders of common stock as of June 30, 2002.

     Holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of Space Telecom, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

     Holders of Class A common stock are entitled to 10 votes per share on all matters submitted to a vote of shareholders and may not cumulate votes for the election of directors.

     We have never paid a cash dividend on the common stock. We currently intend to retain all earnings, if any, to increase our capital to effect planned development activities and to pay dividends only when it is prudent to do so and our performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available when, as, and if declared by our board of directors.

OTHER SECURITIES

         There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

TRANSFER AGENT AND REGISTRAR

         We are acting as our own transfer agent and registrar.

                                       26

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Richard  P.  Greene, P.A. shall opine as to the validity  of the shares registered in this registration statement. Mr. Greene owns 250,000 shares of the
Company's common stock, all of which will be registered in the Registration
Statement. Mr. Greene also has 10,000 options to acquire shares at an exercise price of $2.50 per share for 24 months from the effective date of the Offering.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Space Telecom's articles of  incorporation provide that it will indemnify any officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            DESCRIPTION OF BUSINESS

DEVELOPMENT

     Space Telecom was incorporated on December 1, 2001 in the state of Florida.
We intend to design, build and operate state-of-the-art Internet Provider ("IP")
backbone between the US the rest of the world with specific targeting to emerging market countries. After a cautious market study, our main goal is to build improved IP networks linking the US and Europe to the African continent, the Middle-East and some Asian countries. When established, those networks could also allow us to provide in-bound and out-bound traffic between each point of our proposed network, to provide convergent telecommunications solutions and to develop connectivity with the most remote areas of the third world countries.

     We are a start-up company and have not generated any sales. The first round of funding will allow us to build up to five IP networks linking 19 countries to the US and interconnecting them to each other and with the rest of the world within 18 months after the IPO. The main reason for this amount is to shorten the time between the investment and the income generated by those networks to a maximum of 6 months after the first calls are generated. The use of proceeds of the funds includes lease of equipments, lease of satellite links, lease of fiber optic point-to-point connections, lease internet bandwidth, extensive travel to deploy in each country of our points of presence, maintaining the networks and customers support 24/7/365 is a requirement when you provide services to Tier 1 carriers.

BUSINESS

     We intend  to offer voice-over-IP,  real  time  fax-over-IP,   data
transmissions, video-conferencing, unified messaging, audio text, prepaid
Internet phone calls and voice mail services for GSM operators and Internet connectivity in each targeted country.

         These services will offer our customers the best possible solution because they:

         1.    Will provide high quality connectivity with third world countries where this type of connectivity is in short supply due to lack of funding.

                                       27

         2.    Strengthen our relationship with the major local
               telecommunication providers through our approach of
               interconnection agreements in exchange of our investment in each country to expand the international backbone and provide high bandwidth Internet.

         3.    Save them time and money

         4.    Provide an alternative, cost effective way for them to realize a similar goal.

         The bi-lateral interconnections agreement will last until 2010 at which time it may be extended for 5 years or terminated.

         1.    Our IP Networks will be based on the state-of-the-art and well improved technology actually in the markets provided by multiple well known vendors (Cisco, Lucent, Mockingbird, Sonus and Clarent equipments).

         2.    Our Network operating center based in Miami will be equipped to permit a most efficient use of the bandwidth and a real-time billing platform to allow us to generate a positive cash flow within the first 9 months of operation.

         Even though at this time our expertise is unique in the marketplace, we expect advances to be made and competitors to arise and offer similar services.
We will meet this challenge by:

         1.    Signing new interconnections agreements with major foreign Tier 1 carriers in countries not yet targeted by the competition, due to a lack of knowledge from our competitors of the third world emerging markets situation.

         2.    Hiring staff specialized in new value added services areas and web based services.

         3.    Increasing our continuing education and training expense.

         4.    Adding complementary bandwidth to our networks in operation to reduce our operating costs and increase our revenues and profit margin.

         5.       Remaining at par with new Technology via constant updates.

         We will offer to our customers the complete panel of services that can be provided on IP network including:

        o   Voice-over-IP on privately managed networks:  By developing low cost
            VOIP networks throughout the world, Space Telecom will have the opportunity to wholesale voice traffic through privately owned IP networks with the same quality as the classic telephone network, to various carriers and resellers.

        o   Real time and delayed Fax-over-IP: Because IP network are in essence data network, there are no limitations on the type of media they can transport. The real time and delayed fax-over-IP services are a very lucrative business and allow any corporation to reduce their costs drastically.

        o   International Private Line (IPL):  With the type of network that we intend to implement and the use of our own Earth station worldwide, we will offer to our peers and to the large corporations the opportunity to buy from us dedicated point-to-point connections at a competitive price. This type of service suits the special needs of large corporations which want to keep permanent data link with their subsidiaries around the world (countries where we are present).

        o   High bandwidth Internet dedicated access on wire lines and wireless:
            We will be able to provide to the African telecommunications company, high bandwidth Internet access. With these services, they will expand their customer base and reduce the price of the subscription fee which could increase the demand for Internet access. To provide this service, we will help the local operator by implementing wireless point to multipoint connections with a bandwidth from 2.048
            Mbps and up to 45 Mbps.

        o   Video Conference:  With the level of bandwidth we intend to operate, the video conference services are easy to implement, especially since videoconferencing devices are becoming more and more affordable.

        o   Prepaid Calling Cards: We intend to design a competitive, feature rich service package targeting both the reseller market and carrier services market.

        o   The Calling Card features will include:  Audio Text, Conference
            Calling, Message Store and Forward, Selective Call Blocking,
            Verified and Non-verified Account Codes, Speed Dialing, Virtual
            Office, Polling of Client Demographics, ANI Fraud Blocking,
            Automatic Recharging and/or replenishment capabilities, Point of
            Sale Recharge/Activation, Variable Card Expiration Dates, Flexible
            Rating, Report Generation, Custom Voice Prompts and Promotions,
            International Direct Dial service, and 24-hour Multi-lingual
            Operator Service.

        o   Prepaid Cellular and Paging:  Despite the wireless industry's rapid growth, a significant percentage of those applying for service are rejected due to credit issues. Accordingly, the concept of prepaid wireless service presents a considerable opportunity throughout the markets we intend to target worldwide.

        o   Marketing Strategy  Our market consists of major tier 1 carriers, businesses and governmental agencies that need most efficient and reliable communications media at a competitive pricing.

     We estimate that about 50 major carriers,  75 resellers of  international long distance telephone service providers, 2,000 large corporations and 30 governmental agencies could be interested to use our services and, thereby, reduce their operating costs. Assuming we are able to serve 10% of this customer base, we could generate 8 to 10 million minutes per month.

     On a full  capacity  usage, we would be able to  generate a maximum of 50 million minutes per month without the need to invest in new equipment by increasing the satellite bandwidth and it takes only a week to increase the bandwidth. Therefore, to optimize our revenues we have two objectives: practice an aggressive pricing policy and increase the dollars spent per customer by providing value added services. Our strategy to achieve this is to offer the highest quality connectivity and the most efficient and reliable customer support. We intend to do this by:

         1.    Offering competitive prices - we intend to be well under the prices of the classic public switched telephone network company

         2.    Providing a state-of-the-art IP networks with the latest update in compression, bandwidth management and remote monitoring

         3.    Implementing a user-friendly, customer oriented, web-based automated circuit provisioning, customer support and billing management

                                       28

COMPETITION

     Although competition  in our market is intense, it appears that most U.S.
companies do not think people living in Africa or in our other target countries can afford the cost of phone service and have decided to focus on the domestic markets. However, in western Africa the ratio of penetration of the GSM phone has overcome the total amount of fixed lines. The profit margin in the French
African countries is almost 1000% by minute of airtime. In Senegal alone the amount of GSM phones grew from 15,000 in 1999 to 420,000 today. The demand for fixed lines is 750,000 fixed lines with a waiting list of three years. People are willing to pay up to $500 to have telephone service in their home. This can be done with the help of a company specialized in wireless local loop technology who is willing to close a deal that will give five to ten years concession on the entire network to be built and managed in a joint venture. Senegal and other ex-French colonies currencies are fully convertible and guarantee by the French national bank and now by the EEC. This means that all profit generated by those networks can be transferred to the U.S. or to Europe, without limitations of any kind.

PATENTS AND TRADEMARKS

         At the present time, we do not own any patents or trademarks.

GOVERNMENT REGULATIONS

     The Company's international telecommunications services will be subject to the jurisdiction of many regulators. The U.S. Federal Communications Commission
("FCC") has imposed certain restrictions on international telecommunications providers, including the requirement that authorized carriers provide service in a manner consistent with the laws of the countries in which they operate. Local laws and regulations differ significantly among the jurisdictions in which we intend to operate, and the interpretation and enforcement of such laws and regulations vary and are often based on the informal views of the local ministries which, in some case, are subject to influence by government owned or sanctioned local telephone companies. In addition, failure to interpret accurately the applicable laws and regulations and the mode of their enforcement in particular jurisdictions could result in significant monetary penalties imposed against us . We intend to generate a significant portion of our revenues from customers originating calls in Africa and Europe. There can be no assurance that foreign regulations will not have a material adverse effect on our business, results of operations and financial condition.

EMPLOYEES

     We  presently have  no  full time employees. Staffing  evels  will  be determined as we progress and grow. As many independent contractors as possible will be used to keep payroll expenses to a minimum. Areas such as sales and marketing will be assigned to outside agencies, eliminating the need for inside positions to handle such areas. As travel needs dictate, several independent contractors could be moved to full time employees to facilitate travel to and from various network sites around the country. We do not anticipate this occurring for at least six months.

REPORTING

     At  present, we are not considered  a fully  reporting  company  but have voluntarily complied with many of the regulations such as holding annual stockholder meetings. After the filing of this registration statement, we will be fully  reporting and will provide our  stockholders  with the required annual reports.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF OPERATIONS

     We have completed a cautious  market study to build an improved IP networks linking the U.S. and Europe to the African continent, the Middle-east and some
Asian countries. Those networks would allow us to provide in-bound and out-bound traffic between each point of our proposed network, to provide convergent telecommunications solutions and to develop connectivity with the most remote area of the third world countries. Our primary focus at this point is developing our marketing efforts in the most effective and efficient manner possible.

                                       29

         Our 12 month plan of operation requires the receipt of $3,500,000 and will be utilized as follows:

       Step 1  -  The initial $110,000 received will be used as the initial deposit for bandwidth leasing from satellite and submarine cable providers.

       Step 2  -  An additional receipt of $400,000 will cover the refundable deposit for the interconnection with the major carrier in four countries.
       To be able to implement and operate our own networks, after signature of an interconnection agreement with the major telecommunication service provider in each country, we must pay a refundable deposit of $100,000.
       The deposit is kept as a security bond in the event we cannot fulfill payment in a timely basis.

       Step 3  - An additional $1,800,000 would cover expenses involving hardware and equipment to build the backbone.  The hardware and equipment may be financed through a leasing company or financed through a financial institution. Generally, financial institutions would require 40% up front to do this type of financing.

       Step 4  - An additional $775,000 would be used to cover expenses for office and administrative expenses such as rent, office equipment, salaries.

LIQUIDITY AND CAPITAL RESOURCES

     We are  presently relying  on our ability  to borrow  to funds  for our day-to-day operations. We are relying, in part on the success of this offering to provide us with the necessary capital to subsidize the day-to-day operations until we can reach a level of sales that will sustain our operating expenses.
There can be no assurance that we will be able to continue to borrow capital to continue operations. There also can be no assurance that any shares of this offering will be successfully sold, and if sold, the capital received will be adequate to continue operations. The financial statements made part hereof have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

MARKETING

     Most of our  marketing and  promotion will be accomplished through  our officers who will be part of the sales organization. The services we can offer our customers is one of the best sales tools we have. While we intend to hire a person to be responsible for marketing, follow up and promotion, we believe it is critical that any marketing program include all of our officers as sales resources. Our main channel of distribution will be direct to our customer as the result of direct interconnection with their networks. By close follow up, we will stay in touch with their special needs or comments to make our services better.

     Our  management  has experience  in telecommunications. Building on this experience, we intend to develop networks using our own personnel. The prior operations in which management has been involved have no affiliation with Space
Telecom.

     Pricing will be structured to provide telecommunications  at a relatively low cost. While exact prices have yet to be established, we intend to offer lower rates than our companies. Discounts and special offers will be established with and offered by various vendors in the various markets in which we have networks.

     With our minimum offering of only $25,000, we may not be able to fund our operations for the initial 12 months without alternative financing sources. We believe $3,500,000 would be required to implement and operate our own networks, therefore should only the minimum offering be raised, money contributed by investors may be insufficient to carry out the contemplated business plan and such funds would not be returned to investors. We have stated in the Use of
Proceeds section that the minimum offering amount would sustain our operations for approximately three months wherein we would travel and secure agreements to offer our services. Should additional funds not be raised in the offering, we would restructure the current plan and seek additional private equity or debt financing.

                                       30

EMPLOYEES

     We presently plan to add six employees to our staff. The level of employees is primarily contingent on the level of success of this offering. We anticipate paying these employees at a rate of $240,000 per annum.

     All  our  Officers have  signed Employment Contracts  that  will  become effective when the Company is funded. All contracts are for a period of five years and all have a non-compete clause included in the Agreement. All
Agreements require full time devotion to the Company.

                             DESCRIPTION OF PROPERTY

     We will lease office space at South County Road,  Palm Beach,  Florida for
$4,000 per month. Upon funding, we intend to lease space to accommodate the administrative staff while our technical office will be located in Miami for reasons of convenience.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Jadoomanee Rampadaruth, the Company's Executive Vice President, CFO and
Director, is the father of Amal Rampadaruth, the Company's Chairman of the Board.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Prior to this offering, there has been no public  market  for the  common stock of the Company. At the present time neither any National Securities
Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for our common stock. There are outstanding 6,421,000 common shares as of June 30, 2002. We are currently offering 1,400,000 common shares through this offering. We have also agreed to register an additional
1,317,100 for selling shareholders.

     Since its inception, no dividends  have been paid on our common stock.  We intend to retain any earnings for use in the business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the aggregate compensation paid or to be paid by Space Telecom to its Chief Executive Officer and each of the other executive officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 2001 and 2002.

                            Annual                            Long-Term                          All Other
                          Compensation                   Compensation Awards                    Compensation
                                                       Restricted
Name and                                            Stock      Stock    Securities                        Group
Principal          Fiscal                            Awards   Awards    Underlying          Matching    Life Ins.
Position            Year    Salary    Bonus        ($)            (#)      Options            401K       Premium

Alain De Lenclos    2001     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
 CEO/President      2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-

Jadoomanee
  Rampadaruth       2001     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
  CFO/VP            2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-

El Hassan Ennahou   2001     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
  COO/VP            2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-

                                       31

Amal Rampadaruth    2001     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
  Chairman          2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-

Jean-Pierre
   Montant          2001     $-0-      -0-          -0-          -0-        -0-                -0-         -0-
   Director         2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-

Wulfran Boudoux-
 d'Hautefeuille         2001 $-0-      -0-          -0-          -0-        -0-                -0-         -0-
   Director         2002     $-0-      -0-          -0-          -0-        -0-                -0-         -0-

STOCK OPTIONS

         Our Board of Directors has not granted any stock options or stock appreciation rights during our prior fiscal year or the current year to any person.

BENEFIT PLANS

         Currently we have no benefit plans.  When the funding is completed, we intend to offer a 401k plan for our employees and officers. Additionally, we intend to add a group health plan for employees which will pay the monthly premiums for the employee only. Family members of the employee can be added to the plan but at their own expense. We feel that it will be important to be able to offer these minimal benefits in order to attract and retain talented employees.

FUTURE COMPENSATION

         We do not have plans to increase the current levels of compensation to its employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

                                       32

                            SPACE TELECOM, INC.
                      (A DEVELOPMENT STAGE COMPANY)

                   EXAMINATION OF FINANCIAL STATEMENT
                              MAY 31, 2002

                           TABLE OF CONTENTS

                                                             PAGE

INDEPENDENT AUDITOR'S REPORT                                      1

FINANCIAL STATEMENT:

         Balance Sheet                                            2

NOTES TO FINANCIAL STATEMENT                                      3

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Space Telecom, Inc.
Palm Beach, Florida

We have audited the accompanying balance sheet of Space Telecom, Inc. (a Florida corporation and a development stage company) as of May 31, 2002. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Space Telecom, Inc. as of May
31, 2002 in conformity with accounting principles generally accepted in the
United States of America.

/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
June 17, 2002

                                      F-1

                              SPACE TELECOM, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                             AS OF May 31,  2002

ASSETS

CURRENT ASSETS:

         Cash                                                       $5,630

TOTAL ASSETS                                                        $5,630

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

         Note payable upon demand                                  $5,000

STOCKHOLDERS' EQUITY:

         Common stock; $.0001 par value,
      105,000,000 shares authorized,
      6,300,000 shares issued and outstanding                         630

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $5,630

See Independent Auditor's Report and Accompanying Notes to Financial Statement.

                                       F-2

                              SPACE TELECOM, INC.
                         (A Development Stage Company)

                           NOTES TO FINANCIAL STATMENT
                                    AS OF MAY 31, 2002

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Space Telecom, Inc. ("the Company") is a development stage enterprise incorporated under the laws of the State of Florida in December 2001. The
Company's offices are in Palm Beach, Florida, its only location.

Space Telecom, Inc. does not presently conduct business operations.

Method of Accounting

The Company will report the results of its operations using the accrual method of accounting for both financial statement and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies.

Income Taxes

The Company has no taxable income to date; therefore, no provision for federal or state taxes has been made.

2. Common Stock

The Company was incorporated with an authorized capital of 25,000,000 shares of
$0.001 par value common stock in December 2001. An article of amendment was filed in May 2002 modifying the capital structure of the Company to an authorized capital of 105,000,000 shares of $0.0001 par value common stock. The
Company has issued 6,300,000 shares to founder shareholders. It has earmarked
700,000 shares to be offered to the public after the completion of the required filings with the Securities and Exchange Commission.

3.       Development Stage Operations

The Company was formed in December, 2001. There have not been operations since inception and the Company is in the process of raising capital, and financing for its future operations. As of May 31, 2002, the Company had sixty-nine stockholders.

                       See Independent Auditor's Report.
                                       F-3

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

         There have been no changes in or disagreements with our accountants since the inception as required to be disclosed pursuant to Item 304 of
Regulation SB.

                                  LEGAL MATTERS

         The validity of the issuance of our shares of common stock being offered has been passed upon by Richard P. Greene, P.A., located in Fort
Lauderdale, Florida.

                                     EXPERTS

         The audited financial statements as of May 31, 2002, appearing in this prospectus and registration statement have been audited by Holyfield & Thomas,
LLC, Certified Public Accountants and Advisors, and are included in reliance upon such reports given upon the authority of Holyfield & Thomas, LLC, as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     A  registration statement on Form SB-2, including  amendments  thereto, relating to the shares offered hereby has been filed with the Securities and
Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.
Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to Space
Telecom and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office
location at 7 World Trade Center, 13th. Floor, New York, New York, 10048, and
the Midwest Regional Office location at Northwest Atrium Center, 500 Madison
Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                       33

YOU SHOULD RELY ONLY ON                                 1,400,000 shares
INFORMATION CONTAINED IN THIS
PROSPECTUS. WE HAVE NOT AUTHORIZED
ANYONE TO PROVIDE YOU WITH
INFORMATION DIFFERENT FROM THAT
CONTAINED IN THIS PROSPECTUS. WE ARE
OFFERING TO SELL, AND SEEKING OFFERS
TO BUY, SHARES OF COMMON STOCK
ONLY IN JURISDICTIONS WHERE OFFERS                      SPACE TELECOM INC
AND SALES ARE PERMITTED. THE
INFORMATION CONTAINED IN THIS
PROSPECTUS IS ACCURATE ONLY AS OF
THE DATE OF THIS PROSPECTUS,
REGARDLESS OF THE TIME OF DELIVERY
OF THIS PROSPECTUS OR OF ANY SALE  OF
OUR COMMON STOCK.
                                                         ------------------

                                                             Prospectus

                                                         ------------------

NO ACTION IS BEING TAKEN IN ANY
JURISDICTION OUTSIDE THE UNITED
STATES TO PERMIT A PUBLIC OFFERING OF
THE COMMON STOCK OR POSSESSION OR
DISTRIBUTION OF THIS PROSPECTUS IN
ANY SUCH JURISDICTION. PERSONS WHO
COME INTO POSSESSION OF THIS
PROSPECTUS IN JURISDICTIONS OUTSIDE
THE UNITED STATES ARE REQUIRED TO
INFORM THEMSELVES ABOUT AND TO
OBSERVE ANY RESTRICTIONS AS TO THIS
OFFERING AND THE DISTRIBUTION OF THIS
PROSPECTUS APPLICABLE TO THAT
JURISDICTION. UNTIL THE  EFFECTIVE
DATE ALL DEALERS THAT BUY, SELL OR
TRADE IN OUR COMMON STOCK, WHETHER
OR NOT PARTICIPATING IN THIS OFFERING,                     July 15, 2002
MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                       34

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Space Telecom's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The articles of incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to Space Telecom or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided FOR UNDER the
Florida General Corporation Law or (iv) from any transaction from which the director derived an improper personal benefit.

     Space Telecom's Bylaws provide that the Company shall indemnify  its directors, officers, and employees, to the full extent permitted under the
General Corporation Law of Florida. In addition, we have entered or will enter into indemnification agreements with our directors, and officers that provide for indemnification in addition to the indemnification provided in our By Laws.
The indemnification agreements contain provisions that may require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of Space Telecom or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

                                                                  Expenses to be paid by
                  Item                                                     Space Telecom
                 --------                                         -------------------------
                  Accounting                                           $      8,000.00 *
                  Attorney Fees                                        $     30,000.00 *
                  Printing Expense - Final Prospectus                  $      5,000.00 *
                  Standard & Poor's                                    $      4,000.00 *
                  Registration Fees - SEC (1)                          $        625.00 *
                  Transfer Agent                                       $      2,375.00 *
                                                                            -------------
                  Total offering expense                               $     50,000.00 *

*     These figures represent estimations by management.

(1)    Space Telecom is offering 1,400,000 common shares through this offering has incurred $322 in registration fees; while, the selling shareholders are offering 1,317,100 common shares, incurred $302.93 in registration fees, that we have paid on their behalf.

                                       35

                     RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information  concerning unregistered sales of our common stock. These were unsolicited transactions and did not involve any public solicitation or advertisement in any way.

     The Company sold 1,009,200 shares of its common stock at a price of $.0001 per share to investors who are not officers, directors or affiliates of the
Company. The shares were sold pursuant to Rule 504 of Regulation D of the
Securities Act of 1933, as amended.

                                    EXHIBITS

Exhibit #

  3.1          Articles of Incorporation and Amendments
  3.2          By-Laws

    4          Instruments defining the rights of holders (refer to exhibit 3)

    9          Voting Trust agreement (not applicable)

   10          Material contracts

   11          Statement re: Computation of per share earnings (not applicable)

   21          Subsidiary of the Registrant (not applicable)

 23.1          Opinion Re: Legality and Consent of Experts & Counsel
 23.2          Consent of Holyfield & Thomas, LLC, Certified Public Accountants

   24          Power of Attorney (not applicable)

   99          Additional Exhibits

                                       36

                                   SIGNATURES

     In accordance  with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm
Beach, Florida on 15th day of July, 2002.

                                                   SPACE TELECOM, INC.

                                                  /s/ Alain De Lenclos
                                                  __________________________
                                                      Alain De Lenclos, CEO and President
                                                     (Principal Executive Officer)

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

               Date: July 15, 2002                /s/ Jadoomanee Rampadaruth
                                                     ___________________________
                                                      Jadoomanee Rampadaruth, CFO, VP and Secretary
                                                      (Principal Accounting Officer)

               Date: July 15, 2002                /s/ Amal Rampadaruth
                                                     ___________________________
                                                      Amal Rampadaruth, Chairman of the
                                                      Board of Directors